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                                                                    EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


                  API Heat Transfer Inc. (New York)
                               API Airtech Inc. (New York)
                           API Basco Inc. (New York)
                           API Ketema Inc. (Texas)
                           API Schmidt-Bretten GmbH (Germany)
                               Schmidt -Bretten GmbH (Germany)



                  API Motion Inc.
                           API Controls Inc. (New York)
                           API Deltran Inc. (New York)
                               API Deltran (St. Kitts) Ltd.
                           API Gettys Inc. (Wisconsin)
                           Harowe Servo Controls Inc. (Delaware)
                               Harowe Servo Controls (St. Kitts) Ltd.



                  API Electronic Components Inc. (New York)
                           API Delevan Inc. (New York)
                           API SMD Inc. (New York)


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